Exhibit 99

FOR IMMEDIATE RELEASE

MATRIX SERVICE ISSUES GUIDANCE FOR THE FISCAL YEAR 2008

AND REAFFIRMS GUIDANCE FOR THE FISCAL YEAR 2007

TULSA, OK – June 20, 2007 – Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, today issued guidance for its fiscal year 2008. The Company expects that revenues for the fiscal year 2008, ending May 31, 2008, will be between $700 million and $750 million. Gross margins for Repair and Maintenance Services are expected to average between 11% and 14% and gross margins for Construction Services are expected to average between 11% and 12%. With revenues weighted at 65% for Construction Services and 35% for Repair and Maintenance Services, we anticipate consolidated gross margins to average approximately 11.5% to 12.5%, respectively. SG&A is expected to average between 5.0% and 5.5% of revenues.

We expect a continued reduction in interest expense for fiscal 2008 versus what was incurred in fiscal 2007 as the seller financed debt from a 2003 acquisition should be retired by March 2008 and no convertible notes remain outstanding. As of May 31, 2007, Matrix Service had a net cash position in excess of $9.0 million. The effective tax rate should be 40% and Matrix Service should average approximately 27.5 million fully diluted shares outstanding throughout the year.

Michael J. Bradley, president and chief executive officer of Matrix Service Company, said, “Our dedication to safety and commitment to hiring, developing and retaining a skilled workforce will be the top initiatives for the upcoming year. By focusing on customer service and project execution, the robust growth and expansion opportunities in our core markets will have Matrix Service poised to reach record net income levels again next year.”

Bradley added, “We are maintaining the range of our full financial guidance for fiscal 2007 as previously provided, however, we anticipate that fourth quarter results will be partially impacted by productivity related cost overruns similar to those experienced in the third quarter.”

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington, and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Les Austin

Vice President Finance and CFO

T: 918-838-8822

E: laustin@matrixservice.com

Investors and Financial Media:

Truc Nguyen

The Global Consulting Group

T: 646-284-9418

E: tnguyen@hfgcg.com